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                                                                 EXHIBIT 10.28


                            FIRST AMENDMENT TO LEASE

         THE FIRST AMENDMENT TO LEASE (this "FIRST AMENDMENT") is made as of the 17th day of November, 1998, by and between BIOLEASE, INC., a Massachusetts corporation ("Landlord") and BIOTRANSPLANT INCORPORATED, a Delaware corporation "TENANT").

         WHEREAS, Landlord and Tenant have entered into that certain Lease dated March 17, 1994 (the "LEASE"), with respect to that building in the so-called Charlestown Navy Yard section of the City of Boston known as Building 75 (the "BUILDING") located at Third Avenue; and

         WHEREAS, Landlord and Tenant now desire to amend the Lease as hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1.  SECTION 1.1 of the Lease is hereby amended as follows:

         (a) The definition of "Original Term" is hereby deleted in its entirety and the following inserted in its place:

             Original
             Term: Commencing on October 5, 1994 (the "COMMENCEMENT DATE") and
                   expiring as of October 31, 2009.

         (b) The definition of "Annual Fixed Rent" is hereby deleted in its entirety and the following inserted in its place:

                  Annual
                  Fixed
                  Rent: (i) For the period commencing on the Commencement Date and ending on the day preceding the date hereof, One Million Thirteen Thousand Four Hundred Sixty-Three and 96/100 Dollars ($1,013,463.96) per annum, Eighty Four Thousand Four Hundred Fifty-Five and 33/100 Dollars ($84,455.33) per month;

                           (ii) For the period commencing on the date hereof and ending on the date preceding the fifth anniversary of the Commencement Date, One Million Twenty Thousand and 00/100 Dollars ($1,020,000.00) per annum, Eighty Five Thousand and 00/100 Dollars ($85,000.00) per month.

                           (iii) For the period commencing on the fifth anniversary of the Commencement Date and ending on October 31, 2009, One Million Twenty-Five Thousand and 00/100 Dollars ($1,025,000.00) per annum,


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                           Eighty Five Thousand Four Hundred Sixteen and 67/100
                           Dollars ($85,416.67) per month.

         2. SECTION 2.1 of the Lease is hereby amended by adding the following sentence at the end of the first paragraph thereof:

                           Landlord and Tenant agree that the Building shall be deemed to contain 29,000 square feet of rentable area from and after [_______ __, 1998 [the date hereof]].

         3. SECTION 2.3 of the Lease is hereby amended by deleting the first paragraph therein and replacing it with the following paragraph:

                           2.3 EXTENSION OPTION. So long as there exists no Default of Tenant, this Lease is still in full force and effect, and Tenant shall not have sublet, assigned or otherwise transferred all or any portion of its interest under this Lease (other than to Affiliates), Tenant shall have the right to extend the term of this Lease for one (1) additional period (the "EXTENDED TERM") of five (5) years. The Extended Term shall commence on the day succeeding the expiration of the Original Term and shall end on the day immediately preceding the fifth anniversary of the commencement of the Extended Term. All of our terms, covenants and provisions of this Lease shall apply to each such Extended Term except that (i) the Annual Fixed Rent for the Extended Term shall be the Market Rate (as hereinafter defined) for the Property determined as of the commencement of the Extended Term, as designated by Landlord by notice to Tenant ("LANDLORD'S NOTICE"), but subject to Tenant's right to dispute as hereinafter provided; and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Term hereinabove provided. If Tenant fails to give any such notice to Landlord, this Lease shall automatically terminate at the end of the Original Term then in effect, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of any such notice. If Tenant gives such notice, the extension of this Lease shall be automatically effected without the execution of any additional documents, subject to Tenant's right to cancel such election as hereinafter provided.

  SECTION 2.3 of the Lease is further amended by (i) deleting "applicable" from the second line of the second paragraph therein, (ii) deleting "applicable" from the third and fourth lines of the sixth paragraph therein, (iii) deleting "or the Extended Term (as applicable)" from the eighth and ninth lines of the sixth paragraph therein, (iv) deleting "either of its options" from the second line of the seventh paragraph therein and replacing it with "the option", (v) deleting "or the preceding Extended Term (as applicable") from the fourth and fifth lines of the first sub-paragraph on page 8 of the Lease, (vi) deleting "applicable" from the sixth line of the first sub-paragraph on page 8 of the Lease, (vii) deleting "or the Extended Term" from the fourth line of



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  the second sub-paragraph on Page 8 of the Lease, and (viii) deleting
  "applicable" from the eight line of the eighth paragraph therein.

         4. ARTICLE 4 is hereby amended by adding the following Section 4.2.7 thereto:

                           4.2.7 GROUND LESSOR PAYMENTS. Landlord and Tenant agree that Tenant shall pay, as Additional Rent, any and all additional rent due and payable by Tenant to Ground Lessor pursuant to Sections 3.1 [(C)(1)] and
                           (3) of the Ground Lease.

         5. Landlord, by the execution hereof, consents to Tenant's performance of the alterations to the Mezzanine (as defined in the Lease) described in EXHIBIT __ subject, in all events however, to Tenant's compliance with the requirements of SECTION 6.2.4 of the Lease and Article 7 of the Ground Lease.

         6. Tenant hereby acknowledges that Landlord has satisfactorily performed all of Landlord's Work (as defined in SECTION 3.2 of the Lease).

         7. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment, and in the event of any brokerage claims from a broker dealing or claiming to have dealt with Tenant, against Landlord, Tenant agrees to defend same and indemnify and hold Landlord harmless against any such claim. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment, and in the event of any brokerage claims from a broker dealing or claiming to have dealt with Landlord, including, but not limited to, Lynch, Murphy, Walsh and Partners against Tenant, Landlord agrees to defend same and indemnify and hold Tenant harmless against any such claim.

         8. As amended hereby, the Lease is hereby ratified and confirmed.


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         IN WITHNESS WHEREOF, Landlord and Tenant have executed this First
Amendment as a sealed instrument as of the date first above written.

                                       LANDLORD:

                                       BIOLEASE, INC.

                                       By: /s/ Neil St. John Raymond
                                           -----------------------------
                                          Name: Neil St. John Raymond
                                                ------------------------
                                          Title:
                                                ------------------------

                                       TENANT:

                                       BIOTRANSPLANT INCORPORATED

                                       By: /s/ Richard Capasso
                                           -----------------------------
                                          Name: Richard Capasso
                                                ------------------------
                                          Title: VP Finance and Treasurer
                                                ------------------------